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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in Amendment No. 3 to the Registration Statement on Form S-1 of our report, dated January 31, 1998 (except for Note 16 as to which the date is April 14, 1998) on our audits of the consolidated financial statements of ATG Inc. and subsidiary. We also consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data."

                                          Coopers & Lybrand L.L.P.

San Jose, California

May 6, 1998